$5,000,000.00                                                        May 8, 1997
                                                              New York, New York

                             DEMAND PROMISSORY NOTE

         FOR VALUE RECEIVED, NAVARRE CORPORATION ("Maker"), with an address at 7400 49th Avenue North, New Hope, Minnesota 55428, hereby promises to pay ON DEMAND to the order of VELVEL RECORDS LLC ("Payee"), with an address at 740 Broadway, New York, New York, 10003, in lawful money of the United States, the principal sum of Five Million Dollars ($5,000,000.00), together with interest (computed on the basis of a 360-day year), running on the unpaid balance only after demand, at the prime rate of interest announced from time to time in New York City by Citibank, N.A. All payments of principal and interest shall be made without setoff, deduction, or counterclaim. Unless otherwise indicated, terms not defined herein shall have the meanings assigned by the Unit Purchase Agreement and Operating Agreement of VelVel Records LLC, dated August 28, 1996 (the "Agreement") as amended, supplemented or otherwise modified from time to time. In the event of default in the payment of this Promissory Note, for any action commenced to collect this Promissory Note, the Payee shall be entitled to collect interest, costs, disbursements and reasonable legal fees.

         All payments of principal and interest due under this Promissory Note shall be made in legal tender in the United States of America for the payment of private and public debts and delivered to the Payee at its address above set forth or, at the option of the Payee, in such manner and at such other place as the Payee shall have designated to the Maker in writing.

         The entire unpaid principal amount of this Promissory Note shall mature and become immediately due and payable without demand or notice if the Maker is bankrupt or insolvent or petitions for re-organization under any law affecting creditors, or the Maker files a petition in bankruptcy or insolvency, or if a petition in bankruptcy or insolvency is filed against the Maker, or the Maker makes an assignment for the benefit of creditors or makes an arrangement pursuant to any bankruptcy, insolvency or re-organization law, or if the Maker discontinues its business, or if a receiver is appointed for the Maker or the Maker's business.

         The Maker agrees to provide the Payee with prompt written notice of the occurrence of, or any event which is reasonably likely to result in the occurrence of, any default enumerated above.

         This note is expressly subject to the provision of paragraph 3(g) of the Agreement.

         The Maker and all other parties liable for this Promissory Note, whether principal, endorser, or otherwise, hereby jointly and severally (I) waive presentment, demand for payment, notice of dishonor, notice of protest and protest and all other notices or demands in


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connection with the delivery, acceptance, performance, default, endorsement or guaranty of this Promissory Note, (ii) waive recourse to suretyship defenses generally, including extensions of time, releases of security and other indulgences which may be granted from time to time by the holder of this Promissory Note to the Maker or any party liable for this Promissory Note and
(iii) agree to pay all costs and expenses, including reasonable attorneys' fees and expenses, in connection with the enforcement or collection of this Promissory Note.

         This Promissory Note is secured by the Collateral Assignment and Pledge Agreement dated August 28, 1996 that is attached to the Agreement as Schedule "C" thereof.

         This Promissory Note is made and given within the State of New York and shall be construed, interpreted and governed by the laws of the State of New York, without giving effect to the conflicts of laws principals thereof. Any action arising under this Promissory Note may only be brought in any Federal or State court sitting in New York County, New York. The Maker and all other parties liable for this Promissory Note, whether principal, endorser, or otherwise, hereby jointly and severally consent to the exercise of jurisdiction by such court with respect to such action.

                                        NAVARRE CORPORATION



                                        By: /S/
                                            ----------------------------------
                                            Eric H. Paulson